CKRUSH ANNOUNCES FORMATION OF CKRUSH DIGITAL MEDIA INC. TO ACCELERATE DIGITAL
ASSET AGGREGATION

NEW DIVISION TO CAPITALIZE ON HIGH-GROWTH MULTIPLE REVENUE
OPPORTUNITIES IN ONLINE DIGITAL COMMUNITIES AND NEW MEDIA

NEW YORK--(BUSINESS WIRE)--July 20, 2006--Ckrush, Inc. (OTCBB:CKRH - News), a
cutting-edge media group capitalizing on the convergence of entertainment and digital technologies, has announced the launch of Ckrush Digital Media, a strategic business division set to capitalize on the growth of new media and the
"participatory pop culture" revolution of online communities and digital technology. Digital Media will focus on the acquisition and production of innovative digital content and businesses.

Ckrush launched Digital Media to spearhead its strategic business initiative to build multi-stream revenue growth through internal development, organic growth and potential accretive acquisitions. Digital Media will work in synergy with
Ckrush's other vertically integrated group of operational units to distribute films, sports programs and digital assets targeting the highly coveted young adult demographic.

"Digital Media will be the cornerstone for all of our future projects in the digital media and technology space," said Jeremy Dallow, President of Ckrush,
Inc. "We are focused on generating compelling digital entertainment in the near future through the production and acquisition of valuable digital assets."

Ckrush is developing multimedia and digital assets that include film making, sports events, and direct sales, utilizing cross-promotional opportunities, as well as exploring digital asset acquisitions The new division will leverage the entire portfolio of Ckrush assets in traditional and new media businesses as the
Company continues to expand its multi-media business operations.

About Ckrush, Inc.

Ckrush, Inc. is a cutting edge entertainment and digital media group capitalizing on the global convergence of the traditional entertainment industry and the "participatory pop culture" revolution of online communities and digital technology. The Company produces feature films, sports programs and other content that target young adults, a highly-coveted entertainment industry demographic comprised of 70 million-plus consumers with an estimated spending power in excess of $200 billion annually. Ckrush feature films slated to be released in 2006 include, "Beer League," starring Artie Lange, "TV the Movie,"
starring Steve O and Wee Man of "Jackass" fame; and National Lampoon's "Pledge
This," starring Paris Hilton. Ckrush also promotes and distributes televised sports events and other programming through pay-per-view, video-on-demand and retail channels. For investor-specific information about Ckrush, Inc., including recent news and stock price data, please visit
http://www.trilogy-capital.com/tcp/ckrush/quote.html. For General Investor
Information, please visit http://www.trilogy-capital.com/tcp/ckrush/. For additional information, visit http://www.ckrush.net.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,
as amended. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors; acquisitions of dispositions of business assets; and the potential impact of future decisions by management. More detailed information about these factors may be found in filings by Ckrush, Inc. with the Securities
and

Exchange Commission. Ckrush, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Ckrush, Inc.
Jeremy Dallow, 212-564-1111
or
Trilogy Capital Partners, Inc.
Paul Karon, 800-592-6061